SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C.  20549


                               FORM 8-K


                             CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 11, 1995
                                                ------------------


                     The CIT Group Holdings, Inc.
- ------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


   Delaware           1-1861                  13-2994534
- ------------------------------------------------------------------
 (State or other     (Commission             (IRS Employer
  jurisdiction of     File Number)             Identification No.)
  incorporation)


                      1211 Avenue of the Americas
                       New York, New York  10036
- ------------------------------------------------------------------


Registrant's telephone number, including area code (212) 536-1950
                                                   ---------------



- ------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

         See attached press release.

                              SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      THE CIT GROUP HOLDINGS, INC.
                                      ------------------------------
                                             (Registrant)


                                      By /s/ JOSEPH J. CARROLL
                                        ----------------------------
                                        Joseph J. Carroll
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  April 24, 1995

                                         Joseph J. Carroll
                                         Chief Financial Officer
                                         (201)740-5214



FROM:    THE CIT GROUP HOLDINGS, INC.
         1211 AVENUE OF THE AMERICAS
         NEW YORK, NY  10036


FOR IMMEDIATE RELEASE
- ---------------------

 THE CIT GROUP REPORTS RECORD QUARTERLY EARNINGS OF $52.8 MILLION
 ----------------------------------------------------------------
            10.0 PERCENT INCREASE OVER 1994 FIRST QUARTER
            ---------------------------------------------

     NEW YORK, NEW YORK, APRIL 11, 1995 --- The CIT Group Holdings, Inc., one of the nation's leading asset-based finance companies, today reported record net income of $52.8 million for the first quarter ended March 31, 1995, an increase of 10.0 percent from the $48.0 million reported for the first quarter of 1994. The improvement was principally due to growth in average financing and leasing assets, increased factoring commissions, and sharply lower net credit losses.

     "Our record first quarter results were excellent, driven by outstanding credit quality and our strong marketing performance," said Albert R. Gamper, Jr., CIT president and chief executive officer. "At this point in the business cycle, it is difficult to discern whether there will be a soft or hard landing. In either case, CIT must continue to maintain high standards for credit and first-rate service for our customers, especially in today's highly competitive environment."

OTHER HIGHLIGHTS:

     * Financing and leasing assets totaled $15.88 billion, up $221.0 million from $15.66 billion at December 31, 1994 and up $1.55 billion from $14.33 billion at March 31, 1994. The increase from year-end reflects strong new business volume in most lines of business.

     * Net finance income rose to $164.5 million in the first quarter of 1995, up 4.7 percent from $157.1 million in the first quarter of 1994, reflecting earnings on the higher level of financing and leasing assets, offset in part by more aggressive pricing competition on new business and higher market interest rates on borrowed funds.

     * Fees and other income totaled $43.3 million in 1995 compared with $39.9 million in 1994 as there were two additional months of factoring commissions from Barclays Commercial Corporation (BCC), which was acquired on February 28, 1994. Gains on asset sales and securitizations, included in fees and other income, totaled $6.5 million for the first quarter of 1995, compared with $7.6 million in 1994.

     *  Salaries and general operating expenses totaled
        $84.8 million, 2.29 percent of average financing and leasing assets, versus $80.5 million, 2.47 percent of average financing and leasing assets in the first quarter of 1994. The reduction in salaries and general operating expenses as a percent of average financing and leasing assets reflects benefits from the integration of BCC and Commercial Services, the 1994 restructuring of the Sales Financing business acquisition centers, improved efficiency in Industrial Financing, and continued finance receivable growth in Consumer Finance.

     * Net credit losses for the first quarter of 1995 improved to $17.5 million, 0.47 percent of average finance receivables, from $25.8 million, 0.80 percent of average finance receivables for the first quarter of 1994.

     * Finance receivables past due 60 days or more totaled $192.7 million (1.28 percent of finance receivables) at March 31, 1995, compared with $176.9 million
        (1.20 percent of finance receivables) at December 31, 1994. Past due finance receivables on nonaccrual status declined to $106.1 million (0.71 percent of finance receivables) at March 31, 1995 from $110.2 million (0.75 percent of finance receivables) at year-end 1994.

     * Assets received in the settlement of loans were $82.4 million at March 31, 1995, compared with $86.5 million at December 31, 1994.





     The CIT Group Holdings, Inc., one of the nation's largest asset-based lenders, is owned 60 percent by The Dai-Ichi Kangyo Bank Limited, one of the largest banks in the world, and 40 percent by Chemical Banking Corporation, the fourth largest bank holding company in the United States.




        (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA)
                               # # #

                  THE CIT GROUP HOLDINGS, INC.
                          AND SUBSIDIARIES
                 CONSOLIDATED INCOME STATEMENTS
                  (DOLLAR AMOUNTS IN THOUSANDS)

                                    THREE MONTHS ENDED
                                            MARCH 31
                       ------------------------------------------
                              1995    % TO AEA     1994  % TO AEA
                         -----------  --------  -------- --------
Finance income           $   363,743    9.78%*  $285,968   8.68%*
Interest expense             199,198    5.33 *   128,840   3.85 *
                             -------    ----     -------   ----

  Net finance income         164,545    4.45     157,128   4.83

Fees and other income         43,344    1.17      39,857   1.22
                              ------    ----      ------   ----

  Operating revenue          207,889    5.62     196,985   6.05
                             -------    ----     -------   ----
Salaries and general
  operating expenses          84,837    2.29      80,549   2.47

Net credit losses             17,462    0.47 **   25,805   0.80**
Provision for finance
    receivables increase       3,464    0.09        (924) (0.03)
                               -----    ----      ------- ------
  Provision for credit
    losses                    20,926    0.57      24,881   0.77

Depreciation on operating
  lease equipment             17,639    0.47      14,290   0.44
                              ------    ----      ------   ----

  Operating expenses         123,402    3.33     119,720   3.68
                             -------    ----     -------   ----
Income before provision
  for income taxes            84,487    2.29      77,265   2.37

Provision for income taxes    31,675    0.86      29,230   0.89
                              ------    ----      ------   ----

  Net income             $    52,812    1.43%   $ 48,035   1.48%
                              ======    ====      ======   ====

Average financing and
  leasing assets (AEA)   $14,808,286         $13,024,231
Average finance
  receivables            $14,884,342         $12,850,556

* Excludes interest income and interest expense relating to interest-bearing deposits
** Percent to average finance receivables

                    THE CIT GROUP HOLDINGS, INC.
                           AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
                   (DOLLAR AMOUNTS IN THOUSANDS)

                                    MARCH 31,        DECEMBER 31,
                                      1995              1994
                                    ---------        -----------
ASSETS
- ------
FINANCING AND LEASING ASSETS
Finance receivables

Capital Equipment Financing      $  4,413,355        $4,493,531
Business Credit                     1,649,311         1,442,049
Credit Finance                        768,834           719,642
                                      -------           -------
CORPORATE FINANCE                   6,831,500         6,655,222

COMMERCIAL SERVICES                 1,827,137         1,896,233

Industrial Financing                4,317,720         4,269,693
Sales Financing                     1,346,140         1,402,443
                                    ---------         ---------
DEALER AND MANUFACTURER FINANCING   5,663,860         5,672,136

CONSUMER FINANCE                      678,148           570,772
                                      -------           -------

  Finance receivables              15,000,645        14,794,363
Reserve for credit losses            (195,420)         (192,421)
                                     --------          --------
  Net finance receivables          14,805,225        14,601,942

Operating lease equipment             882,697           867,914
                                      -------           -------
  Net financing and leasing
    assets                         15,687,922        15,469,856

CASH AND CASH EQUIVALENTS             120,201             6,558

OTHER ASSETS                          540,560           487,076
                                      -------           -------
  TOTAL ASSETS                    $16,348,683       $15,963,490
                                  ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

DEBT
Commercial paper                  $ 6,017,855       $ 5,660,194
Variable rate notes                 3,702,500         3,812,500
Fixed rate notes                    2,808,109         2,623,150
Subordinated fixed rate notes         300,000           300,000
                                      -------           -------
  Total debt                       12,828,464        12,395,844

Credit balances of factoring
  clients                             833,289           993,394
Accrued liabilities and payables      438,626           354,714
Deferred Federal income taxes         428,643           426,511
                                      -------           -------
  Total liabilities                14,529,022        14,170,463

STOCKHOLDERS' EQUITY
Common stock - authorized, issued and
 outstanding - 1,000 shares           250,000           250,000
Paid-in capital                       408,320           408,320
Retained earnings                   1,161,341         1,134,707
                                    ---------         ---------
  Total stockholders' equity        1,819,661         1,793,027
                                    ---------         ---------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY          $16,348,683       $15,963,490
                                  ===========       ===========